SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K/A
Amendment No. 1

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 23, 2001

Global ePoint, Inc.
(Formerly On-Point Technology Systems, Inc.)
(Exact name of Registrant as Specified in its Charter)

Nevada	0-21738	33-0423037
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation	File No.)	Identification No.)

1370 San Marcos Blvd., Suite 100, San Marcos, California  92069
(Address of Principal Executive Office)

Registrant's telephone number, including area code:  (760) 510-4900.

Item 2.  Acquisition or Disposition of Assets

          On June 1, 2001, the Registrant completed the sale of its lottery assets pursuant to the asset purchase agreement dated February 23, 2001 with Interlott Technologies, Inc.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

          (b)      Pro Forma Financial Information.  The pro forma financial statements were included in the Registrant’s proxy statement dated May 4, 2001 relating to its special meeting of stockholders held on May 18, 2001.

          (c)      Exhibits

                    2.1     Asset Purchase Agreement dated February 23, 2001 between the Registrant and Interlott Technologies, Inc., with list of exhibits and schedules.*

                    2.2     Form of OLT Agreement between the Registrant and Interlott Technologies, Inc.*

*                  Previously filed

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL ePOINT, INC.

/s/ Frederick Sandvick
Date: June 12, 2001	Frederick Sandvick
Chief Executive Officer